Exhibit 1

JOINT FILING AGREEMENT

Pursuant to Rule 13(d)-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned acknowledges and agrees that the foregoing statement on this Schedule 13D is filed on behalf of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of the undersigned without the necessity of filing additional joint acquisition statements.  Each of the undersigned acknowledges that it shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated as of May 22, 2019

KIN CHAN

/s/ Kin Chan

ARGYLE STREET MANAGEMENT LIMITED

By:	/s/ Kin Chan
Name:	Mr. Kin Chan
Title:	Director

ASM CONNAUGHT HOUSE GENERAL PARTNER LIMITED

By:	/s/ Kin Chan
Name:	Mr. Kin Chan
Title:	Director

ASM CONNAUGHT HOUSE GENERAL PARTNER II LIMITED

By:	/s/ Kin Chan
Name:	Mr. Kin Chan
Title:	Director

ASM CO-INVESTMENT TERM TRUST I

By:	/s/ Kin Chan
Name:	Mr. Kin Chan
Title:	Director

ASM CONNAUGHT HOUSE FUND LP

By:	/s/ Kin Chan
Name:	Mr. Kin Chan
Title:	Director of ASM CONNAUGHT HOUSE GENERAL PARTNER LIMITED

ASM CONNAUGHT HOUSE (MASTER) FUND II LP

By:	/s/ Kin Chan
Name:	Mr. Kin Chan
Title:	Director of ASM CONNAUGHT HOUSE GENERAL PARTNER II LIMITED